                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                  SCHEDULE 14A
                                 (RULE 14A-101)

                  PROXY STATEMENT PURSUANT TO SECTION 14 (A) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

(x)   Filed by the Registrant
( )   Filed by a Party other than the Registrant
      Check the appropriate box:
( )   Preliminary proxy statement
( )   Confidential, for Use of the SEC Only (as permitted by Rule 14a-6(e)(2))
(x)   Definitive proxy statement
( )   Definitive Additional Materials
( )   Soliciting Material Pursuant to ss.240.14a-12

                            JOURNAL REGISTER COMPANY
                            ------------------------
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

      ---------------------------------------------------------------------
      (NAME OF PERSON (S) FILING PROXY STATEMENT, IF OTHER THAN REGISTRANT)

PAYMENT OF FILING FEE (CHECK APPROPRIATE BOX) :

(X)    NO FEE REQUIRED.
( )    FEE COMPUTED ON TABLE BELOW PER EXCHANGE ACT RULES 14A-6(I) (1) AND 0-11.
         TITLE OF EACH CLASS OF SECURITIES TO WHICH TRANSACTION APPLIES:

         (1) AGGREGATE NUMBER OF SECURITIES TO WHICH TRANSACTION APPLIES:

         (2) PER UNIT PRICE OR OTHER UNDERLYING VALUE OF TRANSACTION COMPUTED
             PURSUANT TO EXCHANGE ACT RULE (2) 0-11 (SET FORTH THE AMOUNT ON
             WHICH THE FILING FEE IS CALCULATED AND STATE HOW IT WAS DETERMINED)
             :

         (3) PROPOSED MAXIMUM AGGREGATE VALUE OF TRANSATION:

         (4) TOTAL FEE PAID:

         (5) FEE PAID PREVIOUSLY WITH PRELIMINARY MATERIALS.

         ( ) CHECK BOX IF ANY PART OF THE FEE IS OFFSET AS PROVIDED BY EXCHANGE
             ACT RULE 0-11 (A) (2) AND IDENTIFY THE FILING FOR WHICH THE
             OFFSETTING FEE WAS PAID PREVIOUSLY. IDENTIFY THE PREVIOUS FILING BY
             REGISTRATION STATEMENT NUMBER, OF THE FORM OR SCHEDULE AND THE DATE
             OF ITS FILING.

         (1) AMOUNT PREVIOUSLY PAID:

         (2) FORM, SCHEDULE OR REGISTRATION STATEMENT NO.:

         (3) FILING PARTY:

         (4) DATE FILED:

JOURNAL REGISTER COMPANY [LOGO]

                                                                   April 3, 2006

Dear Stockholder:

      You are cordially invited to attend the 2006 Annual Meeting of
Stockholders of Journal Register Company, which will be held on Wednesday, May
3, 2006, at The Trenton Marriott Hotel at Lafayette Yard, One West Lafayette
Street, Trenton, New Jersey 08608, at 10:00 a.m., local time.

      The business to be considered and voted on at the Annual Meeting is explained in the accompanying Notice of Annual Meeting of Stockholders and Proxy
Statement. We hope that many of you will be able to attend our 2006 Annual
Meeting in person. If you plan to attend, please write your name on the enclosed admission ticket and bring it with you to the Annual Meeting.

      Whether or not you plan to attend the Annual Meeting in person, it is important that your shares of Common Stock be represented and voted at the
Annual Meeting. Accordingly, after reading the enclosed Notice of Annual Meeting of Stockholders and Proxy Statement, please sign, date and return the enclosed proxy card in the postage-paid envelope provided.

      Thank you for your support of Journal Register Company.

                                       Sincerely,

                                       /s/ Robert M. Jelenic
                                       Robert M. Jelenic
                                       Chairman and Chief Executive Officer

                            JOURNAL REGISTER COMPANY
                              STATE STREET SQUARE
                              50 WEST STATE STREET
                             TRENTON, NJ 08608-1298

                            -------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD ON MAY 3, 2006

                            -------------------------

To the Stockholders of Journal Register Company:

      NOTICE IS HEREBY GIVEN that the 2006 Annual Meeting of Stockholders of
Journal Register Company, a Delaware corporation (the "Company"), will be held on Wednesday, May 3, 2006, at The Trenton Marriott Hotel at Lafayette Yard, One
West Lafayette Street, Trenton, New Jersey 08608, at 10:00 a.m., local time, for the following purposes:

   1.    To elect two Class C directors to hold office until the 2009 Annual
         Meeting of Stockholders;

   2.    To ratify the appointment of Grant Thornton LLP as the independent registered public accounting firm for the Company for fiscal year 2006;
         and

   3.    To transact such other business as may properly be presented at the
         2006 Annual Meeting or any adjournments or postponements thereof.

      The Board of Directors has fixed the close of business on March 10, 2006 as the record date for the purpose of determining the stockholders who are entitled to notice of and to vote at the 2006 Annual Meeting of Stockholders of the Company and any adjournments or postponements thereof. A list of such stockholders will be available during regular business hours at the offices of the Company at State Street Square, 50 West State Street, Trenton, New Jersey
08608 for the ten days before the meeting, for inspection by any stockholder for any purpose germane to the meeting.

                                       By Order of the Board of Directors,

                                       /s/ Jean B. Clifton
                                       Jean B. Clifton
                                       Corporate Secretary

Trenton, New Jersey
April 3, 2006

--------------------------------------------------------------------------------
PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE
ENVELOPE PROVIDED WHETHER OR NOT YOU PLAN TO ATTEND THE 2006 ANNUAL MEETING OF
STOCKHOLDERS OF THE COMPANY. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE YOUR
SHARES IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY.
--------------------------------------------------------------------------------

                            JOURNAL REGISTER COMPANY
                               STATE STREET SQUARE
                              50 WEST STATE STREET
                             TRENTON, NJ 08608-1298

                            -------------------------

                                PROXY STATEMENT

                            -------------------------

      This Proxy Statement is being furnished to stockholders of Journal
Register Company, a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Company's Board of Directors (the "Board") from holders of the outstanding shares of the Company's common stock, $0.01 par value per share (the "Common Stock"), for use at the 2006 Annual Meeting of
Stockholders of the Company to be held on Wednesday, May 3, 2006, at The Trenton
Marriott Hotel at Lafayette Yard, One West Lafayette Street, Trenton, New Jersey
08608, at 10:00 a.m., local time, and at any adjournments or postponements thereof (the "Annual Meeting"), for the purpose of considering and acting upon the matters set forth herein.

      Only holders of record of Common Stock as of the close of business on
March 10, 2006 (the "Record Date") are entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. At the close of business on the Record Date, the Company had 40,021,447 shares of Common
Stock issued and outstanding. Holders of Common Stock are entitled to one vote on each matter considered and voted upon at the Annual Meeting for each share of
Common Stock held of record as of the Record Date. Holders of Common Stock may not cumulate their votes for the election of directors. Shares of Common Stock represented by a properly executed proxy, if such proxy is received in time and not revoked, will be voted at the Annual Meeting in accordance with the instructions indicated in such proxy. IF NO INSTRUCTIONS ARE INDICATED, SHARES
REPRESENTED BY PROXY WILL BE VOTED "FOR" THE ELECTION, AS CLASS C DIRECTORS OF
THE COMPANY, OF THE TWO NOMINEES NAMED IN THE PROXY TO SERVE UNTIL THE 2009
ANNUAL MEETING OF STOCKHOLDERS; "FOR" THE RATIFICATION OF THE APPOINTMENT OF
GRANT THORNTON LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE
COMPANY FOR FISCAL YEAR 2006; AND IN THE DISCRETION OF THE PROXY HOLDERS AS TO
ANY OTHER MATTER WHICH MAY PROPERLY BE PRESENTED AT THE ANNUAL MEETING OR ANY
ADJOURNMENTS OR POSTPONEMENTS THEREOF.

      This Proxy Statement and the accompanying proxy card are being mailed to
Company stockholders on or about April 3, 2006.

      Any holder of Common Stock submitting a proxy in the form accompanying this Proxy Statement has the power to revoke the proxy prior to its use. A proxy can be revoked (i) by an instrument of revocation delivered prior to the Annual
Meeting to the Secretary of the Company, (ii) by a duly executed proxy bearing a later date or time than the date or time of the proxy being revoked or (iii) at the Annual Meeting, if the stockholder is present and elects to vote in person.
Mere attendance at the Annual Meeting will not serve to revoke the proxy. All written notices of revocation of proxies should be addressed as follows: Journal
Register Company, State Street Square, 50 West State Street, Trenton, NJ
08608-1298, Attention: Jean B. Clifton, Corporate Secretary.

      In determining the presence of a quorum at the Annual Meeting, abstentions and broker non-votes (votes withheld by brokers in the absence of instructions from street-name holders) will be included. The Company's Amended and Restated
Bylaws (the "By-laws") provide that directors are elected by a plurality of the votes cast at the meeting and that all other matters must be approved by the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the matter (unless the matter is one for which the Delaware General Corporation Law, the Company's Amended and
Restated Certificate of Incorporation or the Company's By-laws require a different vote). Therefore, with respect to any matter requiring approval of the affirmative vote of a majority of the shares present in person or represented by proxy, abstentions will have the same effect as a vote against the matter, but, with respect to the election of directors, abstentions will be excluded when calculating the number of votes cast on the matter. In all instances, broker non-votes will be excluded from the calculation.

                                       1

                       PROPOSAL 1 - ELECTION OF DIRECTORS

      The number of directors of the Company, as determined by the Board, is currently nine. The Board consists of three classes: Class A, Class B and Class
C. One of the three classes, comprising one-third of the directors, is elected each year to succeed the directors whose terms are expiring. Directors hold office until the annual meeting for the year in which their terms expire and until their successors are elected and qualified unless, prior to that date, they have resigned, retired or otherwise left office. In accordance with the
By-laws, the Board has determined that Class C directors are to be elected at the Annual Meeting, Class A directors are to be elected at the Annual Meeting of
Stockholders to be held in the year 2007 and Class B directors are to be elected at the Annual Meeting of Stockholders to be held in the year 2008.

      Directors whose terms expire at the Annual Meeting are Errol M. Cook,
Robert M. Jelenic and John L. Vogelstein. Mr. Cook has informed the Board that he will not stand for re-election. The Board will miss the experience and expertise of Mr. Cook and wishes him well in his endeavors.

      At the Annual Meeting, two Class C directors are to be elected to the
Board, to serve until the Annual Meeting of Stockholders to be held in 2009. The nominees for election at the Annual Meeting are Mr. Jelenic and Mr. Vogelstein.
If either of the above nominees is unable or unwilling to serve as a director, proxies may be voted for a substitute nominee designated by the present Board.
The Board has no reason to believe that either of the above nominees will be unable or unwilling to serve as a director.

      The following table sets forth the name and age (as of the date of the
Annual Meeting) of the directors including the director nominees, the class to which each director or director nominee has been nominated for election, elected or appointed, their principal occupations at present, the positions and offices, if any, held by each director or director nominee with the Company in addition to their position as a director, and, if applicable, the period during which each has served as a director of the Company.

                                                                                                SERVED AS A
                                                                                              DIRECTOR OF THE
NAME                       AGE              PRINCIPAL OCCUPATION - POSITION HELD               COMPANY SINCE
----                       ---              ------------------------------------              ---------------

CLASS C - 2006

Robert M. Jelenic           55   Chairman & Chief Executive Officer of the Company                 1997

John L. Vogelstein          71   Vice Chairman and Member of Warburg Pincus LLC                    1997

CLASS A - 2007

Burton B. Staniar           64   Chairman of Knoll, Inc.                                           2001

James W. Hall               59   Corporate Advisor and Director                                    2003

Stephen P. Mumblow          50   President of Manhan Media, Inc.                                    (1)

CLASS B - 2008

Jean B. Clifton             45   President, Chief Operating Officer and Corporate Secretary        1997
                                 of the Company

Joseph A. Lawrence          56   Private Investor and Consultant                                   1997

Laurna Godwin Hutchinson    46   President of Vector Communications Corporation                    2005

(1)   Appointed by the Board of Directors in December 2004 to serve until the
      Annual Meeting of Stockholders to be held in 2007.

                                        2

NOMINEES FOR TERMS EXPIRING IN 2009: CLASS C DIRECTORS

CLASS C DIRECTORS

      ROBERT M. JELENIC is Chairman and Chief Executive Officer of the Company.
Mr. Jelenic was President and Chief Executive Officer from the inception of the
Company to June 2005 and has been Chairman of the Company since 1997. Mr.
Jelenic has also been a director of the Company and its predecessors for over ten years. A Chartered Accountant, Mr. Jelenic began his business career with
Arthur Andersen in Toronto, Canada. Mr. Jelenic has 29 years of senior management experience in the newspaper industry, including 12 years with the
Toronto Sun Publishing Corp. Mr. Jelenic graduated Honors, Bachelor of Commerce from Laurentian University, Sudbury, Ontario. Mr. Jelenic is a director of the
Audit Bureau of Circulations ("ABC") and Lamar Advertising Company, where he also serves on its Audit Committee. Mr. Jelenic is 55 years old.

      JOHN L. VOGELSTEIN has been a director of the Company and its predecessors for more than the past ten years. Mr. Vogelstein is a General Partner of Warburg
Pincus & Co. ("WP") and a Member and Vice Chairman of Warburg Pincus LLC ("WP
LLC"), where he has been employed since 1967. Mr. Vogelstein is a director of
Mattel, Inc. and Flamel Technologies, Inc.

CLASS A DIRECTORS

      JAMES W. HALL has been a director of the Company since July 2003. From
January 2003 to June 2004, Mr. Hall served GrowthWorks (WVIS) Ltd., a venture capital fund manager, in a transition role as Senior Vice President,
Investments. From July 1990 to December 2002, he was Senior Vice President and
Chief Investment Officer of Working Ventures Canadian Fund Inc. and Working
Ventures II Technology Fund Inc., where he was responsible for the core investment management activities of the funds. After beginning his career as a
Chartered Accountant, Mr. Hall subsequently held senior positions at Citicorp and Lloyds Bank Canada. He presently serves on the Board of Directors of Indigo
Books & Music Inc. and Global Credit Pref Corp., and is a Trustee of General
Donlee Income Fund and TerraVest Income Fund, each of which is listed on the
Toronto Stock Exchange.

      BURTON B. STANIAR has been a director of the Company since May 2001. Mr.
Staniar is Chairman of Knoll, Inc., a global office furnishing company. Prior to joining Knoll, Inc. in 1994, Mr. Staniar was Chairman of Westinghouse
Broadcasting Company, which operated television and radio stations, a television production company and cable programming ventures. He was named Chairman of
Westinghouse Broadcasting Company in 1987 after previously serving as President of Group W Cable, Inc. Mr. Staniar has also held marketing and general management positions at Colgate-Palmolive Company and Church & Dwight Co., Inc.
Mr. Staniar is a director of Knoll, Inc. and Church & Dwight Co., Inc.

      STEPHEN P. MUMBLOW has been a director of the Company since December 2004.
Since January 2002, Mr. Mumblow has served as the President of Manhan Media,
Inc., an investment company in the media industry. From August 1998 to January
2002, Mr. Mumblow was the President and a Director of Communications Corporation
of America, a television and radio broadcasting company. Mr. Mumblow was a
Managing Director of Chase Securities, Inc., an investment banking firm, from
March 1988 to August 1998. Prior to that, he was a Vice President of Michigan
Energy Resources Company, an intrastate natural gas utility company and cable television and broadcasting concern, and Citibank, N.A., a commercial bank. He presently serves on the Board of Directors of Lamar Advertising Company.

CLASS B DIRECTORS

      JEAN B. CLIFTON is President and Chief Operating Officer of the Company,
positions she was promoted to in June 2005. Prior to June Ms. Clifton was
Executive Vice President and Chief Financial Officer positions she had held since the Company's inception. Ms. Clifton has also been a director of the
Company and its predecessors for over ten years. Ms. Clifton, a Certified Public
Accountant, began her business career at Arthur Young & Co. (a predecessor to
Ernst & Young LLP). Ms. Clifton has 19 years of senior management experience in the newspaper industry. Ms. Clifton received a Bachelor of Business
Administration in 1983 from the University of Michigan. Ms. Clifton is a member of the Board of Directors and also chairs the Audit Committee of the Newspaper
Association of America ("NAA"). Ms. Clifton is also a member of the Board of
Trustees of the NAA Foundation.

                                       3

      JOSEPH A. LAWRENCE has been a director of the Company since August 1997.
From June 1998 to January 1999, Mr. Lawrence was Executive Vice President and
Chief Administrative Officer of Qwest. Prior to June 1998, Mr. Lawrence was
Executive Vice President and Chief Financial Officer of LCI International, Inc.
("LCI"). Mr. Lawrence joined LCI in October 1993 as Senior Vice President of
Finance and Development and Chief Financial Officer, assuming the role of
Executive Vice President and Chief Financial Officer in August 1997. From 1990
to 1993, Mr. Lawrence was Senior Vice President of Finance and Administration
for MCI Communications Corporation's Consumer Markets division and from 1985 to
1990 was Vice President of Finance for MCI Communications Corporation's
Mid-Atlantic division.

      LAURNA GODWIN HUTCHINSON has served on the Board of Directors since 2005.
Ms. Hutchinson is the President of Vector Communications Corporation, a public engagement and communications consulting firm that she co-founded in 1998. Prior to that time, Ms. Hutchinson served as a broadcast journalist for nearly twenty years and is a three-time Emmy award winner and a 2006 recipient of the Quest
Award from the National Federation of Press Women -- Missouri affiliate for continued high standards of professional excellence. Ms. Hutchinson is an active volunteer in community affairs, and currently serves as Chairman of the Board of the Girl Scout Council of Greater St. Louis; a trustee of the Greater St. Louis
Community Foundation; and as a member of the Board of Directors of the United
Way of Greater St. Louis, the St. Louis Regional Chamber and Growth Association
and Women of Achievement.

      THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE ELECTION OF
                    ROBERT M. JELENIC AND JOHN L. VOGELSTEIN
                              AS CLASS C DIRECTORS.

                    GENERAL INFORMATION RELATED TO THE BOARD

THE BOARD

      The Board manages the business and affairs of the Company. The Board is currently comprised of nine members. The Board has determined that all seven of the current non-management directors, being Messrs. Hall, Lawrence, Mumblow,
Staniar, Vogelstein, Cook, as well as Ms. Godwin Hutchinson, are independent within the meaning of the New York Stock Exchange (the "NYSE") listing standards. As part of this determination, the Board determined that none of such directors has any material relationships with the Company, other than in their respective capacities as directors.

      The Company's non-management directors regularly meet in scheduled executive sessions without management. Mr. Vogelstein has been appointed by the non-management directors to serve as the lead director of such sessions.
Stockholders and other interested parties may communicate with the Board, the lead director or the non-management directors individually or as a group by writing to such director(s) in care of the Corporate Secretary, Journal Register
Company, State Street Square, 50 West State Street, Trenton, New Jersey
08608-1298. All such communications will be promptly distributed by the
Corporate Secretary to the appropriate director(s).

      The Board held nine meetings (exclusive of committee meetings) during fiscal 2005. To assist it in carrying out its duties, the Board has delegated certain authority to three committees whose functions and current members are described below. All of the current members of the Board attended at least 75 percent of the aggregate meetings of the Board and the committees thereof of which he or she was a member during 2005. Board members are encouraged to attend the Annual Meeting of Stockholders, and all of the directors attended the 2005
Annual Meeting of Stockholders.

COMMITTEES OF THE BOARD

      During 2005, the standing committees of the Board consisted of an Audit
Committee, established in September 1997, a Compensation Committee, established in May 1997, and a Corporate Governance Committee, established in October 2002.
Each committee of the Board is composed entirely of independent directors. Each committee operates pursuant to a written charter that sets forth the committee's responsibilities and authority. Copies of such charters are available on the
Company's Website at www.journalregister.com, located in the Corporate
Governance section of the Investor Relations Webpage.

      AUDIT COMMITTEE. The Audit Committee currently consists of Messrs. Mumblow
(Chairman), Hall, Lawrence and Errol Cook (whose term expires at the Annual
Meeting and is not standing for re-election), each of whom has been determined by the Board to be independent as required of audit committee members by the
NYSE and by applicable rules of the Securities and Exchange Commission (the
"Commission"). The Board of Directors has also determined that Mr. Mumblow, Mr.
Lawrence, Mr. Hall and Mr. Cook possess accounting and related financial management expertise within the meaning of the listing standards of the NYSE and therefore qualifies as an "audit committee financial expert" as defined in applicable

                                        4

Commission rules. During 2005, the Audit Committee held 19 meetings. No member of the Audit Committee currently serves on the Audit Committee of more than three public companies. The Audit Committee is responsible for, among other things, reviewing and helping to ensure the integrity of the Company's financial statements. Among other responsibilities, the Audit Committee, with management and independent and internal auditors, reviews the adequacy of the Company's internal controls. The Audit Committee is also directly responsible for the appointment, replacement, compensation and oversight of the Company's independent registered public accounting firm, and performs its oversight responsibilities as set forth in the Audit Committee Charter.

      COMPENSATION COMMITTEE. During 2005, the Compensation Committee, which currently consists of Messrs. Lawrence (Chairman), Vogelstein and Staniar, held five meetings. The Compensation Committee is responsible for, among other things, reviewing, evaluating and approving all compensation plans, policies and programs that affect directors and senior management. The Compensation Committee also has primary responsibility for administering the 1997 Stock Incentive Plan
(the "1997 Plan") and the Executive Incentive Compensation Plan.

      CORPORATE GOVERNANCE COMMITTEE. During 2005, the Corporate Governance
Committee, which currently consists of Messrs. Hall (Chairman), Staniar, and
Vogelstein and Ms. Godwin Hutchinson, held four meetings. The Corporate
Governance Committee is responsible for, among other things, selecting potential candidates to serve as Board members, making recommendations to the Board concerning the structure and membership of the other Board committees and overseeing annual self-evaluations of the Board and its committees. The
Corporate Governance Committee identifies potential candidates to serve as Board members by introduction from management, members of the Board, employees or other sources, including stockholders that satisfy the Company's policy regarding stockholder proposals. See "Submission of Stockholder Proposals"
below. The Corporate Governance Committee evaluates all director candidates in the same manner regardless of the source of the recommendation. The Corporate
Governance Committee also advises the Board on corporate governance matters.

COMPENSATION OF DIRECTORS

      Independent directors receive an annual fee of $25,000. Committee members receive an additional annual fee of $2,500 for each Committee served, except for
Audit Committee members, who receive $10,000. Committee chairpersons receive an additional annual fee of $5,000, except for the Audit Committee chair, who receives an additional $15,000. The lead director, if not a Committee chairperson, also receives an additional annual fee of $5,000. All directors are reimbursed for all reasonable expenses incurred in connection with their service as Board members. Independent directors also currently receive annual grants of restricted stock units ("RSUs") with a market value on the date of grant equal to $25,000 on terms and conditions specified by the Compensation Committee.

                                        5

                              CORPORATE GOVERNANCE

      The Company makes available a wide variety of information free of charge on its Website at www.journalregister.com. For example, the Company's filings with the Commission are available on the Company's Website as soon as reasonably practicable after the reports are electronically filed with the Commission. The
Company's Website also contains news releases, financial information, Company profiles and corporate governance information, including copies of the Company's
Corporate Governance Guidelines, the Company's Code of Business Conduct and
Ethics, the Company's Code of Ethics for CEO and Other Senior Financial
Officers, the Company's Audit Committee Pre-Approval Policy, the charters of each of the Committees of the Board of Directors, and information regarding how interested parties may contact the Board, the lead director or the non-management directors as a group. Mailed copies of such information can be obtained free of charge by writing to the Company at Journal Register Company,
State Street Square, 50 West State Street, Trenton, NJ 08608-1298, Attention:
Corporate Secretary. The contents of the Company's Websites are not incorporated into this filing.

      The Company maintains corporate governance guidelines and practices that are in compliance with the Sarbanes-Oxley Act of 2002 and the Commission rules promulgated thereunder, as well as the listing requirements of the NYSE, including:

  o   A majority of the Company's directors are independent of the Company and its management. The Board has determined that seven of the nine directors, including all non-management directors, are independent within the meaning of the NYSE listing standards.

  o   All members of the Board's Audit Committee, Compensation Committee and
      Corporate Governance Committee are independent.

  o   Each Committee of the Board operates pursuant to a written charter.

  o   The Audit Committee contains at least one member (and currently all members) who is an "audit committee financial expert" as defined in applicable Commission rules.

  o   The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent registered public accounting firm, subject to certain de minimis exceptions.

  o   The directors meet regularly in executive session without the presence of management.

  o   The independent directors have designated an independent lead director to chair the executive sessions of the Board.

  o   The Board has adopted Corporate Governance Guidelines.

  o   The Company maintains a Code of Business Conduct and Ethics.

  o   The Company also maintains a Code of Ethics for CEO and Senior Financial
      Officers that imposes additional obligations upon the Chief Executive
      Officer and senior financial officers.

  o   The Company has established an ethics hotline, allowing for the anonymous submission of employee complaints regarding accounting, auditing or financial matters. Any such matters are to be reviewed under Audit
      Committee direction and oversight.

                                        6

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION

      The following table sets forth information concerning compensation for services in all capacities during 2005, 2004, and 2003 awarded to, earned by or paid to the Company's Chief Executive Officer and all other executive officers of the Company whose aggregate cash and cash equivalent compensation exceeded
$100,000, and who were serving the Company at the end of fiscal 2005 (the "Named
Executives").

                           SUMMARY COMPENSATION TABLE

                                                                  Restricted Stock   Underlying        All Other
                                   Year   Salary ($)  Bonus ($)    Awards ($) (1)    Options (#)  Compensation ($) (2)
                                   ----   ---------   ---------   ----------------   -----------  --------------------

Robert M. Jelenic,                 2005   $ 969,000   $ 100,000               --       110,000             $ 115,383
 Chairman, and                     2004     969,000     750,000          475,750       100,000               113,624
 Chief Executive Officer           2003     950,000     300,000               --       210,000                66,643

Jean B. Clifton,                   2005   $ 591,600   $  50,000               --        60,000             $  69,352
 President and                     2004     591,600     487,500          253,727        60,000                69,974
 Chief Operating Officer           2003     580,000     195,000               --       115,000                36,910

Thomas E. Rice,                    2005   $ 305,000   $  10,000               --        15,000             $  32,520
 Senior Vice President,            2004     296,000     105,000           38,060        18,000                31,548
 Operations                        2003     290,000      42,000               --        24,000                16,380

Allen J. Mailman,                  2005   $ 232,500   $   8,000               --        10,000             $  28,452
 Senior Vice President,            2004     220,000      90,000           22,208        15,000                27,278
 Technology                        2003     215,000      30,000               --        16,000                14,908

Marc S. Goldfarb (3)               2005   $ 156,872        --                 --            --             $  13,326
 Vice President, General Counsel   2004     220,000      75,000           19,030        14,500                16,221
 and Corporate Secretary           2003     210,000      24,000               --        25,000                 1,944

Julie A. Beck (3)                    --          --          --               --            --                    --
  Senior Vice President and
  Chief Financial Officer

_______________

(1)   The amounts represent the market value (based on the closing market price of Journal Register's stock on the date of the award) of restricted stock units awarded during the fiscal year. The awards vest upon the achievement of certain performance goals. As of December 25, 2005, the total number of restricted stock units and their market value (based on the closing market price of $15.34 per share) held by each of the named executive officers were as follows: Mr. Jelenic (35,000 units valued at $536,900); Ms.
      Clifton (21,000 units valued at $322,140; Mr. Rice (5,000 units valued at
      $76,700); and Mr. Mailman (4,250 units valued at $65,195).

(2)   These amounts include the Company's matching contributions under the
      Company's 401(k) Plan and Supplemental 401(k) Plan for 2005, 2004 and
      2003, respectively, which were as follows for each Named Executive: Mr.
      Jelenic $96,900, $96,900, $42,750; Ms. Clifton $59,160, $59,160, $26,100;
      Mr. Rice $30,500 $29,600, $13,050; Mr. Mailman $23,250, $22,000, $9,675;
      and Mr. Goldfarb $4,706, $13,017. In addition, these amounts include payments made by the Company under life insurance programs for 2005, 2004, and 2003, respectively, which were as follows for each named executive:
      Mr. Jelenic $10,672, $9,042, $8,492; Ms. Clifton $2,540, $2,390, $2.265;
      Mr. Rice $2,020, $1,948, $1,238; and Mr. Mailman $942, $877, $851.

(3)   Mr. Goldfarb resigned from the Company in September, 2005. Ms. Beck joined the Company in January, 2006.

                                        7

STOCK AWARD GRANTS

      The following table sets forth information regarding grants of options to purchase shares of Common Stock made by the Company during the fiscal year ended
December 25, 2005 to each of the Named Executives.

                                       OPTION GRANTS IN FISCAL YEAR 2005

                                                                                     Potential Realizable Value
                                                                                         at Assumed Annual
                        Number of       Percent of                                      Rates of Stock Price
                       Securities      Total Options                                      Appreciation for
                       Underlying       Granted to        Exercise                         Option Term(4)
                         Options       Employees in        Price        Expiration   --------------------------
Name                 Granted (#) (1)     2005 (2)      ($/Share) (3)       Date         (5%)          (10%)
----                 ---------------   -------------   -------------    -----------  ----------    ------------

Robert M. Jelenic        110,000          27.34%           $16.95        5/19/15     $1,171,678    $2,970,106
Jean B. Clifton           60,000          14.91%           $16.95        5/19/15     $  639,097    $1,620,058
Thomas E. Rice            15,000           3.73%           $16.95        5/19/15     $  159,774    $  405,014
Allen J. Mailman          10,000           2.49%           $16.95        5/19/15     $  106,516    $  270,010

_________________

(1)   As discussed in the Compensation Committee Report on Executive
      Compensation, the vesting of these options was accelerated on October 27,
      2005.

(2)   The Company granted options to purchase a total of 402,400 shares of
      Common Stock during fiscal year 2005.

(3)   The exercise price of the options granted was equal to the fair market value of the shares of Common Stock underlying the options on the grant date.

(4)   Amounts reported in these columns represent amounts that may be realized upon exercise of options immediately prior to the expiration of their term assuming the specified compounded rates of appreciation (5% and 10%) on the Common Stock over the term of the options. These assumptions are based on rules promulgated by the Commission and do not reflect the Company's estimate of future stock price appreciation. Actual gains, if any, on the stock option exercises and Common Stock holdings are dependent on the timing of such exercise and the future performance of the Common Stock.
      There can be no assurance that the rates of appreciation assumed in this table can be achieved or that the option holder will receive the amounts reflected.

                                        8

FISCAL YEAR-END OPTION VALUES

      The following table sets forth information regarding the number and fiscal year-end value of unexercised options held at December 25, 2005 by each of the
Named Executives.

               AGGREGATED OPTION EXERCISES IN FISCAL YEAR 2005 AND
                         FISCAL YEAR-END OPTION VALUES

                                                          Number of Securities          Value of Unexercised
                                                         Underlying Unexercised            "In-the-Money"
                                                            Options at Fiscal             Options at Fiscal
                     Shares Acquired                          Year-End (#)                  Year-End ($)
      Name           on Exercise (#)   Value Realized   Exercisable/Unexercisable   Exercisable/Unexercisable (1)
      ----           ---------------   --------------   -------------------------   -----------------------------

Robert M. Jelenic             --                  N/A          2,197,917/0                   $427,600/$0
Jean B. Clifton               --                  N/A          1,141,458/0                   $213,800/$0
Thomas E. Rice                --                  N/A           229,474/0                    $67,228/$0
Allen J. Mailman              --                  N/A           176,255/0                    $33,406/$0

_________________

(1)   Options are "in-the-money" if the fair market value of the underlying securities exceeds the exercise price of the options. The amounts represent the difference between the fair market value of the Common Stock issuable upon exercise of options at December 25, 2005 and the exercise price of the options, multiplied by the applicable number of options.

THE 1997 STOCK INCENTIVE PLAN

      In 1997, the Board adopted and the stockholders approved the Company's
1997 Stock Incentive Plan. This plan was amended in 2004 following approval of the amendments by the Compensation Committee and the stockholders (such plan, as so amended, the "1997 Plan"). The purpose of the 1997 Plan is to provide incentives to the directors, officers and key employees to grow and increase the profitability of the business of the Company, which will inure to the benefit of the stockholders. Set forth below is a discussion of the material terms of the
1997 Plan.

      The 1997 Plan authorizes the granting of up to 7,383,750 shares of Common
Stock. The maximum number of shares for which any individual may be granted awards under the 1997 Plan in a single fiscal year is 500,000. These limits are subject to adjustment for certain changes in the Company's capitalization, such as stock splits, and mergers or other corporate transactions.

      The 1997 Plan authorizes the grant of (i) incentive stock options ("ISOs")
and non-qualified stock options ("NQOs") (in each case, with or without related stock appreciation rights ("SARs")) to acquire Common Stock, (ii) awards of restricted shares of Common Stock ("Restricted Stock"), (iii) stock units
(including, in the discretion of the Compensation Committee, dividend equivalents in connection therewith) ("Stock Units"), and (iv) SARs unrelated to stock options (collectively, "Awards") to such directors, officers and other employees of, and consultants to the Company, its subsidiaries and affiliates, as may be designated by the Compensation Committee or such other committee of the Board as the Board may designate.

      The Compensation Committee currently administers the 1997 Plan, approves the eligible participants who will receive Awards, determines the form and terms of the Awards, and has the power to fix vesting periods. Subject to certain limitations, the Compensation Committee may from time to time delegate some of its authority under the 1997 Plan. Approximately 390 persons are currently active participants in the 1997 Plan. Each of the Named Executives received a grant of stock options and stock units during 2005 other than Julie A. Beck whose employment with the Company commenced on January 3, 2006. For details regarding the 2005 grants made to the Named Executives, see "Summary
Compensation Table" and "Stock Award Grants."

      The 1997 Plan also provides that each director of the Company who is not otherwise an employee of the Company or any of its subsidiaries or affiliates will receive, during the term of his or her directorship, an annual grant of
NQOs to purchase 9,000 shares of Common Stock (subject to the authority of the
Compensation Committee to modify this number of shares) on terms and conditions specified by the Compensation Committee. In 2005, in lieu of such automatic grant, the Compensation Committee granted 1,475 restricted stock units (with a market value on the date of grant of approximately $25,000) to each director that was eligible for the automatic grant. On October 27, 2005, the Company amended certain option award agreements to accelerate vesting of approximately
1.4 million options for which the exercise price was above the then current market price.

                                        9

      Awards under the 1997 Plan generally are not transferable, except by will and the laws of descent and distribution or to the extent otherwise permitted by the Compensation Committee. The 1997 Plan provides default rules governing treatment of Awards upon termination of the awardee's employment, although the
Compensation Committee may deviate from these default rules in the specific
Award agreement. The 1997 Plan provides that the vesting of Awards will generally be accelerated upon a Change in Control of the Company (as defined in the 1997 Plan) and that upon a Change in Control the Compensation Committee may make any other adjustments it deems appropriate and consistent with the 1997
Plan's purposes. The 1997 Plan also prohibits repricing of stock options or SARs unless stockholder approval of the repricing is obtained.

      Section 162(m) of the Internal Revenue Code of 1986, as amended (the
"Code"), provides that publicly traded companies may not deduct compensation paid to the chief executive officer or any of the four most highly compensated other officers ("Covered Employees") to the extent it exceeds $1,000,000 in any one tax year, unless the payments satisfy the applicable requirements for the
"performance-based compensation" exception, including stockholder approval of the material terms of the compensation. The 1997 Plan is designed so that stock options and SARs granted with an exercise price not less than the fair market value of the Common Stock as of the date of grant, and awards of Common Stock designated as "Qualified Performance-Based Awards" (as defined in the 1997
Plan), that are made to Covered Employees will be considered performance-based and hence fully deductible. However, the Compensation Committee has the discretion to grant Awards to Covered Employees that do not qualify for the exemption from Section 162(m). Moreover, in certain cases such as death or disability, Qualified Performance-Based Awards may become payable even though the performance goals are not met, in which event the Qualified
Performance-Based Awards will not be exempt from Section 162(m) and the Company may lose part or all of its tax deduction.

      No additional Awards may be granted under the 1997 Plan after May 6, 2007.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL
ARRANGEMENTS

      The Employment Agreements, which contain severance benefits triggered by a change-in-control of the Company and certain termination events, provide that
Mr. Jelenic shall be employed as the Company's Chairman, President and Chief
Executive Officer and Ms. Clifton as the Company's Executive Vice President and
Chief Financial Officer at annual base salaries at least equal to $950,000 and
$580,000, respectively, plus an annual performance-based bonus with a target amount not less than 30 percent of the base salary. In June 2005, Ms. Clifton was promoted to President and Chief Operating Officer. Mr. Jelenic retained the position of Chairman and Chief Executive Officer. The initial term of each of the agreements extends through December 31, 2006; provided that, unless otherwise terminated pursuant to the agreements, the term of the agreements will be extended on December 31 of each year so as to automatically extend the termination date to a date that is three years from such December 31. Pursuant to the agreements, the term of such agreements shall not extend beyond the executive's 65th birthday. If the Company terminates the executive's employment
(other than for cause, death or disability) or the executive terminates for good reason (as defined in the agreements) during the term, the executive is generally entitled to receive (i) three times (a) the executive's annual base salary plus (b) the executive's average annual bonus (as defined in the agreements); (ii) accrued but unpaid compensation and a pro-rata bonus for the year of termination; (iii) continuation of his or her health and welfare and fringe benefits for three years; (iv) a lump sum payment having an actuarial present value equal to the additional pension benefits (including any benefits under a defined benefit retirement plan or any excess or supplemental retirement plans in which the executive participates) the executive would have received if he or she had continued to be employed by the Company for an additional three years and (v) outplacement benefits. The agreements also provide that the executive is entitled to receive a payment in an amount sufficient to make the executive whole for any federal excise tax on excess parachute payments, unless the executive's excess parachute payments are not at least 110 percent of the safe harbor amount, in which event they will be reduced to the safe harbor amount to eliminate the excise tax. In addition, under certain circumstances, the executives will be subject to certain non-competition provisions.

      On February 21, 2006, the Company entered into a Change of Control
Employment Agreement with Julie A. Beck, the Company's Senior Vice President and
Chief Financial Officer. Under this Agreement, a change in control of the
Company occurs when: (i) subject to certain limited exceptions, a third person or entity becomes the beneficial owner of 20 percent or more of the then-outstanding shares of common stock of the Company or the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors, (ii) current members of the Board of
Directors (new members approved by the current members are treated as current members for this purpose) cease to constitute a majority of such Board of
Directors, (iii) there is the occurrence of certain mergers or business combinations involving the Company, or (iv) the shareholders of the Company approve a complete liquidation or dissolution of the Company. Pursuant to the
Agreement, upon a change in control of the Company, a two-year employment contract between the Company and Ms. Beck becomes effective, during which Ms.
Beck is entitled to certain guaranteed levels of compensation and benefits, as well as to maintenance of her pre-change of control position, authority, duties, and responsibilities. If, during this two-year period (or, under certain limited circumstances, prior to a change of control of the Company but in connection therewith), the Company terminates Ms. Beck's employment (other than for cause, death or disability) or Ms. Beck terminates employment

                                       10

for good reason (as defined in the agreement), Ms. Beck is entitled to receive
(i) two times (a) her annual base salary plus (b) her average annual bonus (as defined in the Agreement); (ii) accrued but unpaid compensation and a pro-rata bonus for the year of termination; and (iii) continuation of her health and welfare benefits for two years. These payments and benefits will be reduced as necessary to avoid imposition of the federal excise tax on excess parachute payments, if such a reduction would place Ms. Beck in a better after-tax position than would receipt of all the payments and benefits. The initial term of the Agreement extends through February 21, 2009; provided that, unless otherwise terminated pursuant to the Agreement, the term of the Agreement will be extended on February 21 of each year so as to automatically extend the termination date to a date that is three years from such February 21.

                             COMPENSATION COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

      At the close of fiscal year 2005, the members of the Compensation
Committee (the "Committee") were Messrs. Lawrence (Chairman), Vogelstein and
Staniar. The Committee oversees the compensation policies applicable to all employees and has specific responsibility for the compensation arrangements for the Company's Chief Executive Officer, President and Chief Operating Officer and
Chief Financial Officer and the other members of senior management. It also has primary responsibility for administering the 1997 Plan and the Executive
Incentive Compensation Plan.

EXECUTIVE COMPENSATION PHILOSOPHY

      The objectives of the Company's executive compensation program are to: (1)
attract and retain executives with the skills critical to the long-term success of the Company; (2) motivate and reward individual and team performance in attaining business objectives and maximizing stockholder value; and (3) link a significant portion of compensation to appreciation in the price of the
Company's stock, so as to align the interests of the executive officers with those of the stockholders.

      To meet these objectives, the total compensation program is designed to be competitive with the programs of other comparable media companies and to be fair and equitable to both the Company and the executives. Consideration is given to each executive's overall responsibilities, professional qualifications, business experience, job performance, technical expertise and career potential and the combined value of these factors to the Company's long-term performance and growth.

EXECUTIVE COMPENSATION PROGRAM

      Each year the Compensation Committee, which is comprised entirely of independent directors, determines the compensation arrangements for the
Company's executive officers, including the individuals whose compensation is detailed in this Proxy Statement. The executive compensation program has three principal components: salary, short-term incentive compensation (annual bonus)
and long-term incentive compensation, each of which is described below. While the components of compensation are considered separately, the Committee takes into account the full compensation package afforded by the Company to the individual executive. While the Committee considers the individual and Company performance factors in making compensation decisions, the Committee applies its own business judgment in making final determinations.

      SALARY. Salary is determined by evaluating the responsibilities of the position held, the individual's past performance, potential, period of service at current salary level and the competitive marketplace for executive talent.
The Company believes that salary ranges for the Company's executive officers are comparable to salary ranges of executives at comparable companies, as reported in data available to the Committee.

      ANNUAL BONUS. In addition to salary, each executive officer is eligible to receive an annual bonus, which is linked to the operating and financial performance of the Company or the business unit for which he or she is responsible, or to both, as well as to individual performance goals. The
Committee believes that bonuses paid to these individuals, including those whose compensation is reported in the Summary Compensation Table, reflect the level of achievement for the performance goals established during 2005.

                                       11

      LONG-TERM INCENTIVE COMPENSATION. The purpose of long-term incentive awards, currently in the form of stock options and grants of performance-based
RSUs, to members of the Company's senior management is to align the interests of these individuals with the interests of stockholders. All stock options are granted with an exercise price of at least 100 percent of Fair Market Value (as defined in the 1997 Plan) of the Common Stock on the date of grant, and they vest, subject to certain change-of-control provisions of the 1997 Plan, over a five-year period in increments of 20 percent annually. In determining the number of options and stock units granted to an executive, the Committee bases its decision on an evaluation of the individual's past performance and potential to enhance stockholder value and on the relationship of equity and objective performance goals to the other components of his or her compensation. The 1997
Plan also provides for the grant of other forms of long-term awards including restricted stock and SARs.

CEO COMPENSATION

      The base salary of the Chief Executive Officer ("CEO") is determined by the Committee in a manner consistent with the base salary methodology stated
above. Specific consideration is given to the CEO's responsibilities and experience in the industry and the compensation of chief executive officers of comparable media companies. The annual bonus paid to the CEO is determined in accordance with a performance-based formula established pursuant to the
Company's Executive Incentive Compensation Plan, as approved by stockholders at the 2004 Annual Meeting of Stockholders. In 2005, the CEO received the annual incentive bonus based upon EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization) and same store advertising revenue growth targets established for the year, which was $100,000. In recognition of Mr. Jelenic's performance and consistent with the Company's policy of providing a compensation program with a significant equity component, the Committee awarded Mr. Jelenic 110,000 stock options during 2005, which have an exercise price of $16.95 per share, and are vested. Mr. Jelenic was also awarded 35,000 RSUs in 2005, which vest upon the achievement of certain performance objectives.

ACCELERATION OF VESTING OF STOCK OPTIONS

      On October 27, 2005, the Compensation Committee and the Board of Directors
approved the acceleration of vesting of all unvested outstanding stock options to October 27, 2005. In total, the vesting of 1,445,960 outstanding stock options have been accelerated. These stock options were awarded under the
Company's 1997 Stock Incentive Plan (Amended and Restated). All other terms and conditions of such outstanding stock options remain applicable. For additional information regarding the Company's outstanding stock options, reference is made to Note 4a^'Stock Based Compensation Costs to Condensed Consolidated Financial
Statements continued in the Company's Annual Report on Form 10-K for the year ended December 25, 2005.

DEDUCTIBILITY OF EXECUTIVE COMPENSATION

      Section 162(m) of the Code limits to $1 million in any one tax year the deduction that a publicly held corporation may take for compensation paid to each of its chief executive officer and four other most highly compensated employees unless the compensation satisfies the applicable requirements for the
"performance-based compensation" exception. Performance-based compensation must be linked to achievement of pre-established, objective performance goals under a plan approved by stockholders.

      In order to reduce or eliminate the amount of compensation that would not qualify for a tax deduction, should the compensation of the CEO or any other executive officer exceed $1 million in any year, the Company's Executive
Incentive Compensation Plan was submitted to and approved by stockholders at the
Company's 2004 Annual Meeting of Stockholders, so that amounts earned thereunder by certain employees will qualify as performance-based.

      Respectfully submitted,

      Joseph A. Lawrence

      John Vogelstein

      Burton B. Staniar

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      The Compensation Committee of the Board currently consists of Joseph A.
Lawrence, John Vogelstein and Burton B. Staniar. No member of the Compensation
Committee was an officer or employee of the Company or any subsidiary of the
Company during fiscal year 2005. There are no interlock relationships as defined in applicable Commission rules.

                                       12

                             AUDIT COMMITTEE REPORT

      The Audit Committee of the Board, consisting solely of independent, non-management directors, assists the Board in carrying out its oversight responsibilities for the Company's financial reporting process, audit process and internal controls.

      The Audit Committee operates under a written charter, a copy of which is available on the Company's Website.

      On May 6, 2005, the Company notified Ernst & Young LLP ("E&Y") that the
Company's Audit Committee had dismissed E&Y as the independent registered public accounting firm for the Company. The reports of E&Y on the Company's consolidated financial statements for the fiscal years ended December 26, 2004 and December 28, 2003 did not contain an adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope, or accounting principle. During the fiscal years ended December 26, 2004 and December 28, 2003, and through May 6, 2005, there were no disagreements with
E&Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of E&Y, would have caused E&Y to make reference to the matter in its report. During the fiscal years ended December 26, 2004 and December 28,
2003, and through May 6, 2005, there were no "reportable events" as that term is described in paragraph (a)(1)(v) of Item 304 of Regulation S-K. The Company
filed a Form 8-K with the Commission on May 10, 2005, in which it requested E&Y to furnish it with a letter addressed to the Commission stating whether or not it agreed with the above statements. A copy of the letter from E&Y dated May 10,
2005 was filed as an exhibit to the Form 8-K.

      Effective May 6, 2005, the Company's Audit Committee engaged Grant
Thornton LLP ("GT") as the Company's new independent registered public accounting firm. Neither the Company nor anyone on behalf of the Company had consulted with GT during the Company's two most recent fiscal years and during the subsequent interim period prior to the Company's engagement of GT regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements.

      In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed in detail the audited fiscal year 2005 financial statements with the Company's management and with E&Y and GT. In addition, the
Audit Committee has discussed with GT the matters required to be discussed by
Statement on Auditing Standards Number 61, Communication with Audit Committees, as modified or supplemented. The Audit Committee has received the written disclosures and the letter from GT required by Independence Standards Board
Standard Number 1, Independence Discussions with Audit Committees, as modified or supplemented, and has discussed with the independent registered public accounting firm their independence from the Company and its management. The
Audit Committee has also considered whether GT's provision of non-audit services to the Company is compatible with the independence of such firm.

      Based on these reviews and discussions, the Audit Committee recommended to the Board, and the Board has approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December
25, 2005, for filing with the Commission.

      Based on the Audit Committee's and management's assessment of the performance of GT during the audit of the Company's financial statements for the fiscal year ending December 25, 2005, the Audit Committee recommended to the
Board that GT be engaged as the Company's independent registered public accounting firm for fiscal year 2006.

      Respectfully submitted,

      Stephen P. Mumblow

      James W. Hall

      Joseph A. Lawrence

      Errol M. Cook

                                       13

             SECURITY OWNERSHIP OF BENEFICIAL OWNERS AND MANAGEMENT
                         AND RELATED STOCKHOLDER MATTERS

      The following table sets forth certain information regarding the beneficial ownership of Common Stock, as of March 24, 2006, by (i) each person known to the Company to own beneficially more than 5 percent of the Company's outstanding shares of Common Stock, (ii) each director and nominee of the
Company, (iii) each of the Named Executives and (iv) all executive officers, directors and nominees of the Company, as a group. Unless otherwise indicated, the address of each of our directors, nominees and officers is c/o Journal
Register Company, State Street Square, 50 West State Street, Trenton, New Jersey
08608-1298. Except as set forth below, information with respect to beneficial ownership has been furnished to the Company by the respective stockholders of the Company.

                                                                   AMOUNT AND
                                                                     NATURE
                                                                  OF BENEFICIAL      PERCENTAGE
NAME AND ADDRESS OF BENEFICIAL OWNER                              OWNERSHIP(1)        OF CLASS
------------------------------------                              -------------      -----------

Ariel Capital Management, LLC (2)                                     5,620,194         14.0%
200 E. Randolph Drive, Suite 2900
Chicago, IL 60601

Private Capital Management, L.P. (3)                                  4,152,136         10.4%
8889 Pelican Bay Blvd.
Naples, Florida 34108

NFJ Investment Group, L.P. (4)                                        2,863,800          7.2%
2100 Ross Avenue, Suite 1840
Dallas, TX 75201

Wellington Management Company, LLP (5)                                2,820,900          7.0%
75 State Street
Boston, MA 02109

T. Rowe Price Associates, Inc.(6)                                     2,646,620          6.6%
100 E. Pratt Street
Baltimore, Maryland 21202

Robert M. Jelenic (7)(8)                                              2,427,668          5.8%

Jean B. Clifton (7)(9)                                                1,359,456          3.3%

John L. Vogelstein (7)                                                  988,525          2.5%

Joseph A. Lawrence (7)                                                   75,475            *

Errol M. Cook (7)                                                        34,725            *

Burton B. Staniar (7)                                                    34,225            *

James W. Hall (7)                                                        14,725            *

Stephen P. Mumblow                                                        1,475            *

Laurna Godwin Hutchinson                                                  1,475            *

Thomas E. Rice (7)                                                      229,474            *

Allen J. Mailman (7)(10)                                                225,770            *

All directors and executive officers as a group (11 persons)          5,392,494         13.5%

_______________

*     Represents beneficial ownership of less than 1 percent of the outstanding shares of Common Stock.

(1)   Beneficial ownership is determined in accordance with the rules of the
      Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options held by that person that are currently exercisable or exercisable within 60 days of March 24, 2006 are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Except as otherwise indicated, the persons in this table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

                                       14

(2)   Based upon information contained in Schedule 13G filed by Ariel Capital
      Management, LLC on February 13, 2006 indicating that Ariel Capital
      Management has sole voting power for 3,625,764 shares and sole dispositive power for 5,620,194 shares.

(3)   Based upon information contained in Schedule 13G filed by Private Capital
      Management, L.P. ("PCM") on February 14, 2006 indicating that PCM has sole voting and dispositive power for 4,152,136 shares and the principal of PCM has sole voting and dispositive power for 62,900 shares.

(4)   Based upon information contained in Schedule 13G filed by NFJ Investment
      Group, L.P. ("NFJ") on February 13, 2006 indicating that NFJ has sole voting power for 2,863,800 shares, sole dispositive power for 2,863,800 shares.

(5)   Based upon information contained in schedule 13G filed by Wellington
      Management Company, LLP on February 14, 2006 indicating that Wellington
      Management has shared voting power for 2,200,500 shares, and shared dispositive power for 2,820,900 shares.

(6)   Based upon information contained in Schedule 13G filed by T. Rowe Price
      Associates, Inc. on February 14, 2006 indicating that T. Rowe Price
      Associates, Inc. has sole voting power for 735,220 shares and sole dispositive power for 2,646,620 shares.

(7)   Includes shares of Common Stock which these individuals have the right to acquire within 60 days of March 24, 2006 through (i) the exercise of stock options or (ii) the vesting of restricted stock units, as follows: Robert
      M. Jelenic, 2,197,917; Jean B. Clifton, 1,141,458; John L. Vogelstein,
      9,000; Joseph A. Lawrence, 69,000; Errol M. Cook, 30,250; Burton B.
      Staniar, 29,000; James W. Hall, 10,250; Thomas E. Rice, 229,474 and Allen
      J. Mailman, 176,255.

(8)   Includes 900 shares of Common Stock held by Mr. Jelenic as custodian for his child.

(9)   Includes 50 shares of Common Stock owned by Ms. Clifton's spouse, 914 shares of Common Stock held by Ms. Clifton as custodian for her children and 600 shares of Common Stock held by Ms. Clifton as custodian for the benefit of her nieces and nephews.

(10)  Includes 1,800 shares of Common Stock owned by Mr. Mailman's spouse.

CERTAIN TRANSACTIONS

      During 2005, Wachovia Corporation and its subsidiaries held more than 5 percent of our outstanding common stock. Wachovia Bank, N.A. ("Wachovia Bank"), a subsidiary of Wachovia Corporation, acts as co-syndication agent and a lender under the Company's Credit Agreement, which in 2005, was a $1,050,000,000 credit facility and has been amended in 2006. For fiscal year 2005, pursuant to the
Credit Agreement, Wachovia Bank received interest payments in the amount of approximately $1.6 million from the Company. All transactions with Wachovia Bank were completed on an arms-length basis.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

      The following table sets forth certain information regarding the Company's equity compensation plan, as of December 25, 2005.

                                                                                      NUMBER OF SECURITIES REMAINING
                                NUMBER OF SECURITIES TO      WEIGHTED-AVERAGE       AVAILABLE FOR FUTURE ISSUANCE UNDER
                                BE ISSUED UPON EXERCISE      EXERCISE PRICE OF           EQUITY COMPENSATION PLANS
                                OF OUTSTANDING OPTIONS,    OUTSTANDING OPTIONS,     (EXCLUDING SECURITIES REFLECTED IN
        PLAN CATEGORY           WARRANTS AND RIGHTS (1)   WARRANTS AND RIGHTS (1)               COLUMN (A))
        -------------           -----------------------   -----------------------   -----------------------------------
                                          (A)                       (B)                             (C)

Equity compensation plans
approved by security holders           5,313,743                  $18.31                          905,724
Equity compensation plans not
approved by security holders             None                      None                            None

Total                                  5,313,743                  $18.31                          905,724

(1)   Weighted average price excludes the impact of restricted stock units.

                                       15

CUMULATIVE TOTAL STOCKHOLDER RETURN

      The following line graph compares the performance of the Company's Common
Stock during the five-year period ended December 31, 2005 with the Russell 2000
Index and an index composed of other publicly traded companies that the Company considers its peers (the "Peer Group"). The graph assumes an investment of $100 on December 31, 2000 in the Company's Common Stock, the Russell 2000 Index, Old
Peer Group Index and the New Peer Group index.(1) Both the Old and New Peer
Group returns are weighted by market capitalization at the beginning of each year. Cumulative total return assumes reinvestment of dividends. The performance shown is not necessarily indicative of future performance.

                  COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
             AMONG JOURNAL REGISTER COMPANY, THE RUSSELL 2000 INDEX,
                     A NEW PEER GROUP AND AN OLD PEER GROUP

                                [GRAPHIC OMITTED]

*     $100 invested on 12/31/00 in stock or index-including reinvestment of dividends. Fiscal year ending December 31.

(1)   Journal Communications, Inc. has replaced Pulitzer, Inc. in the New Peer
      Group. Pulitzer, Inc. was acquired by Lee Enterprises, Inc. in (2005).

                                       16

                                          Cumulative Total Values ($)*
                                      ------------------------------------------------------
                         THE COMPANY   RUSSELL 2000 INDEX   NEW PEER GROUP   OLD PEER GROUP
                         -----------   ------------------   --------------   --------------

December 31, 2000         $100.00           $100.00            $100.00          $100.00
March 31, 2001             102.16             93.49             102.13            97.61
June 30, 2001              100.23            106.94             102.89           104.51
September 30, 2001         102.72             84.64              95.06            88.32
December 31, 2001          130.99            102.49             108.41           103.47
March 31, 2002             131.98            106.57             126.32           116.06
June 30, 2002              125.14             97.67             123.10           106.21
September 30, 2002         117.35             76.77             108.35            90.06
December 31, 2002          110.69             81.49             114.89            97.87
March 31, 2003              95.00             77.83             100.66            83.89
June 30, 2003              112.62             96.07             118.93           100.32
September 30, 2003         116.73            104.79             126.67           108.38
December 31, 2003          128.87            120.00             144.96           120.60
March 31, 2004             130.12            127.52             157.05           125.66
June 30, 2004              124.51            128.12             152.09           120.92
September 30, 2004         117.67            124.46             146.94           114.65
December 31, 2004          120.34            142.00             154.44           121.15
March 31, 2005             103.97            134.42             147.41           112.85
June 30, 2005              109.01            140.22             140.63           107.28
September 30, 2005         100.84            146.80             137.50           109.02
December 31, 2005           93.30            148.46             123.10            98.66

*  $100 invested on 12/31/99 in stock or indices, including reinvestment of dividends.

      The Old Peer Group is comprised of the following publicly traded newspaper publishing companies, and is weighted according to market capitalization as of the beginning of each year: (1) Lee Enterprises, Inc.; (2) The McClatchy
Company; (3) Media General, Inc.; (4) Pulitzer, Inc.; (5) Dow Jones & Company,
Inc.; and (6) Hollinger International Inc.

      The New Peer Group is comprised of the following publicly traded newspaper publishing companies, and is weighted according to market capitalization as of the beginning of each year: (1) Lee Enterprises, Inc.; (2) The McClatchy
Company; (3) Media General, Inc.; (4) Journal Communications, Inc.; (5) Dow
Jones & Company, Inc.; and (6) Hollinger International Inc.

                                       17

       PROPOSAL 2 - RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS

      The Audit Committee has appointed Grant Thornton LLP as the Company's independent registered public accounting firm to conduct the audit of the
Company's books and records for the fiscal year ending December 31, 2006. The
Audit Committee desires to obtain stockholder ratification of its appointment of
Grant Thornton LLP as its independent registered public accounting firm for the
Company for fiscal year 2006. Grant Thornton LLP served as the Company's independent registered public accounting firm for the fiscal year ended December
25, 2005.

      The Audit Committee is directly responsible for the appointment and retention of the Company's independent registered public accounting firm. The
Company's By-laws do not require that our stockholders ratify the appointment of our independent registered public accounting firm, and the Company is seeking such ratification because the Company believes it is a matter of good corporate governance. If the stockholders do not ratify the appointment, the Audit
Committee will reconsider whether to retain Grant Thornton LLP, but may retain such firm as the Company's independent registered public accounting firm. Even if the appointment is ratified, the Audit Committee in its discretion may change the appointment at any time during the year if it determines that a change would be in the best interests of the Company and its shareholders.

      A representative of Grant Thornton LLP will attend the Annual Meeting, will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

 THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE
     APPOINTMENT OF GRANT THORNTON LLP AS THE INDEPENDENT REGISTERED PUBLIC
             ACCOUNTING FIRM FOR THE COMPANY FOR FISCAL YEAR 2006.

           FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      With respect to fiscal years 2005 and 2004, Ernst & Young LLP billed the
Company for the following professional services:

                                         Fiscal Year Ended
                          ------------------------------------------------
                              Dec. 25, 2005             Dec. 26, 2004
                          ---------------------     ----------------------
  Audit Fees                          $ 130,000                $ 2,846,908
  Audit-related Fees                       None                    806,300
  Tax Fees                               25,032                    110,500
  All Other Fees                           None                       None

      With respect to fiscal year 2005, Grant Thornton LLP billed the Company for the following professional services:

                                         Fiscal Year Ended
                          ------------------------------------------------
                              Dec. 25, 2005             Dec. 26, 2004
                          ---------------------     ----------------------
  Audit Fees                        $ 1,500,000                       None
  Audit-related Fees                    139,379                       None
  Tax Fees                               93,533                       None
  All Other Fees                           None                       None

      "Audit Fees" are fees for professional services for the audit of the
Company's Consolidated Financial Statements, review of financial statements included in the Company's Form 10-Q filings, and services that are normally provided in connection with statutory and regulatory filings or engagements. The amounts for 2004 for Ernst & Young LLP also include fees for due diligence work performed primarily related to the 21st Century Acquisition. Audit Fees for 2004 and 2005 also include amounts billed in 2004 and 2005 for the audit by Ernst &
Young LLP and Grant Thornton LLP of management's fiscal year 2004 and fiscal year 2005 report on the effectiveness of the Company's internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of
2002.

                                       18

      "Audit-Related Fees" are fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company's financial statements. This includes employee benefit and compensation plan audits, due diligence related to mergers and acquisitions, attestations that are not required by statute or regulation, and consulting related to financial accounting or reporting standards.

      "Tax Fees" are fees for professional services with respect to tax compliance, advice, and planning. This includes review of tax returns for the
Company and its consolidated subsidiaries, refund claims, payment planning, tax audit assistance, and tax work stemming from "audit related" matters.

      "All Other Fees" are fees for other permissible work that does not meet the above category descriptions.

      The Audit Committee has considered whether the provision of permissible non-audit services is compatible with maintaining the independence of Grant
Thornton LLP, and has determined that, in its opinion, they are compatible.

             AUDIT COMMITTEE'S PRE-APPROVAL POLICIES AND PROCEDURES

      Consistent with the Commission's policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent registered public accounting firm. In recognition of this responsibility, the Audit Committee has established a policy to review and pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm, subject to certain de minimis exceptions. These services may include audit services, audit-related services, tax services and other services.

      Pre-approval is generally provided for a period of up to one year, and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the Audit
Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis. The Audit Committee has authorized Mr. Mumblow to pre-approve (subject to certain limitations)
additional non-prohibited services between meetings of the Audit Committee, although such pre-approvals are required to be reported by Mr. Mumblow to the
Audit Committee at its next regular meeting.

      All work performed by Ernst & Young LLP and Grant Thornton LLP as described above under the captions Audit Fees, Audit Related Fees, Tax Fees and
All Other Fees requiring pre-approval was pre-approved by the Audit Committee pursuant to the provisions of the Audit Committee charter and the Company's
Audit Committee Pre-Approval Policy, each of which is available on the Company's
Website.

                              COSTS OF SOLICITATION

      The cost of preparing, printing and mailing this Proxy Statement and the accompanying proxy card and the cost of solicitation of proxies on behalf of the
Board will be borne by the Company. In addition to the use of the mail, proxies may be solicited personally or by telephone or by employees of the Company without additional compensation. Banks, brokerage houses and other institutions, nominees or fiduciaries will be requested to forward the proxy materials to the beneficial owners of the Common Stock held of record by such persons and entities and will be reimbursed for their reasonable expenses incurred in connection with forwarding such material.

                                  OTHER MATTERS

      As of the date of this Proxy Statement, the Board knows of no other matters that will be brought before the Annual Meeting. In the event that any other business is properly presented at the Annual Meeting, the persons named in the enclosed proxy will have authority to vote such proxy in accordance with their judgment on such business.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934, as amended (the
"Exchange Act"), requires the Company's directors, certain officers and persons holding more than 10 percent of a registered class of the Company's equity securities to file reports of ownership and reports of changes in ownership with the Commission and the NYSE. Directors, certain officers and greater than 10 percent stockholders are also required by Commission regulations to furnish the
Company with copies of all such reports that they file. Based solely upon the
Company's review of copies of such forms provided to it, the Company believes that all such filing requirements were complied with during the fiscal year ended December 25, 2005.

                                       19

                       SUBMISSION OF STOCKHOLDER PROPOSALS

      The advance notice provisions of the By-laws provide, in general, that if a stockholder intends to propose business or make a nomination for the election of directors at the annual meeting, the Company must receive notice of such intention no later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year's annual meeting. If the date of the annual meeting is changed by more than 30 days before or more than 60 days after such anniversary date, notice must be delivered not earlier than the close of business on the 120th day prior to such annual meeting nor later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the
Company. The notice must include: (a) as to each person who the stockholder proposes to nominate for election or reelection, all information relating to the proposed nominee required by the Commission to be disclosed in solicitations of proxies for election of directors in an election contest or is otherwise required (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); or (b) as to any other business, a brief description of the business desired to be brought before the annual meeting, the reasons for conducting such business at the meeting and any material interest in such business of the stockholder and the beneficial owner, if any, on whose behalf the proposal is made. The notice must also include: (i) the name and address of the stockholder and the beneficial owner, if any, on whose behalf the nomination or proposal is made and (ii) the class and number of shares of the Company that are owned beneficially and of record by such stockholder and such beneficial owner. Notwithstanding the foregoing, in the event that the number of directors to be elected to the Board is increased and there is no public announcement by the Company naming all of the nominees for director or specifying the size of the increased Board at least
100 days prior to the first anniversary of the preceding year's annual meeting, the required stockholder's notice will also be considered timely, but only with respect to nominees for any new positions created by such increase, if the notice is delivered to the Company's Corporate Secretary at its principal executive offices not later than the close of business on the 10th day following the day on which such public announcement is first made by the Company. The foregoing is only a summary of detailed provisions of the By-laws and is qualified by reference to the text thereof. If notice is timely received and in compliance with all procedures, then the proxy holders will have the right to exercise discretionary voting authority with respect to the proposal, without including information regarding the proposal in the Company's proxy materials.

      Stockholder proposals submitted for inclusion in the proxy statement to be issued in connection with the Company's 2007 Annual Meeting of Stockholders must be mailed to the Corporate Secretary, Journal Register Company, State Street
Square, 50 West State Street, Trenton, NJ 08608-1298, and must be received by the Corporate Secretary on or before February 2, 2007.

                                  ANNUAL REPORT

      A copy of the Company's 2005 Annual Report is being mailed with this Proxy
Statement to each stockholder entitled to vote at the Annual Meeting.
Stockholders not receiving a copy of the Annual Report may obtain one, without charge, by writing, e-mailing or calling Journal Register Company at State
Street Square, 50 West State Street, Trenton, NJ 08608-1298, Attention:
Corporate Secretary; e-mail: ir@journalregister.com; or telephone: (609)
396-2200.

                            HOUSEHOLDING OF MATERIALS

      In certain cases, only one copy of proxy statements and annual reports are being delivered to an address shared by two or more Company stockholders, unless the Company has received instructions to continue to deliver multiple copies to such address. This delivery method is referred to as "householding" and can generate meaningful cost savings for the Company. The Company will deliver promptly, upon oral or written request, a separate copy of its proxy statement and/or annual report to any stockholder at a shared address to which a single copy of these documents was delivered. If you hold stock as a registered stockholder and prefer to receive separate copies of the proxy statement or annual report either now or in the future, please contact Journal Register
Company at State Street Square, 50 West State Street, Trenton, NJ 08608-1298,
Attention: Corporate Secretary; e-mail: ir@journalregister.com; or telephone:
(609) 396-2200. If your shares are held through a broker or bank and you prefer to receive separate copies of the proxy statement or annual report either now or in the future, please contact your broker or bank.

                                       By Order of the Board of Directors,

                                       /s/ Jean B. Clifton
                                       Jean B. Clifton
                                       Corporate Secretary

Trenton, New Jersey
March 29, 2006

                                       20